Exhibit 10.1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is made as of November 19, 2015 (the “Effective Date”), by and between Roivant Sciences Ltd., a Bermuda Exempted Limited Company, having its principal place of business at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (“Roivant”), and Eisai Co., Ltd., a corporation organized and existing under the laws of Japan, having offices at Koishikawa 4-6-10, Bunkyo-ku, Tokyo 112-8088, Japan (“Eisai”). Roivant and Eisai are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Eisai has developed a proprietary pharmaceutical compound known as E6005 and owns and/or controls certain intellectual property rights relating thereto;

WHEREAS, Roivant wishes to obtain from Eisai an exclusive license to further develop and, if successful, commercialize E6005, and Eisai is willing to grant such a license, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Roivant and Eisai hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1 “Active Ingredient” means any substance intended to be used in a pharmaceutical product that when used becomes an active ingredient of that product intended to exert a pharmacological, immunological or metabolic action with a view to restoring, correcting or modifying physiological functions or to make a medical diagnosis (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).

1.2 “Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the voting stocking of such Person, by contract or otherwise.

EXECUTION VERSION	Confidential

1.3 “Change of Control” means (1) a merger, reorganization or consolidation of a Party with any entity that is not an Affiliate of such Party as of the Effective Date, which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation, (2) any entity that is not an Affiliate of such Party as of the Effective Date becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party; or (3) the sale or other transfer to any entity that is not an Affiliate of such Party as of the Effective Date of all or substantially all of such Party’s business or assets to which this Agreement relates.

1.4 “Claims” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs and other reasonable expenses of any nature.

1.5 “Combination Product” means: (a) a Product that consists of the Compound and at least one other Active Ingredient that is not the Compound; or (b) any combination of a Product and another pharmaceutical product that contains at least one other Active Ingredient that is not the Compound, where such products are not formulated together but are sold together as a single product and invoiced as one product. The other Active Ingredient(s) in clause (a) and the other pharmaceutical product(s) in clause (b) are each referred to as the “Other Product(s)”.

1.6 “Commercialization” means all activities directed to marketing, distributing, detailing, offering for sale or selling a Product (as well as importing and exporting activities in connection therewith), all activities directed to obtaining Pricing Approvals, and all activities directed to Phase 4 studies.

1.7 “Commercially Reasonable Efforts” means the use of reasonable, diligent, good faith efforts and resources, as normally used by such Party for a product discovered or identified internally by such Party, which product is at a similar stage in its development or product life and is of similar market potential, taking into account efficacy, safety, patent and regulatory exclusivity, anticipated or approved labelling, present and future market potential, competitive market conditions, the profitability of the product in light of pricing and reimbursement issues, and other relevant factors.

1.8 “Compound” means Eisai’s proprietary compound known as E6005, having the chemical structure set forth in Exhibit A, and any salt form, base form, pro-drug, ester, ether, isomer, metabolite, crystalline polymorph, and hydrate of solvate thereof.

1.9 “Confidential Information” of a Party means all Know-How, unpublished patent applications and other information and data of a financial, commercial, business, operational or technical nature of such Party that is: (a) disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic form; or (b) learned by the other Party pursuant to this Agreement. The terms of this Agreement are the Confidential Information of both Parties.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

1.10 “Control” or “Controlled” means, with respect to any Know-How, Patent or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license or otherwise) to grant a license, sublicense, access or other right (as applicable) under such Know-How, Patent, or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party.

1.11 “Develop” or “Development” means all development activities for any Product, including all pre-clinical and clinical testing and studies of any Product, manufacturing development, process development, toxicology studies, distribution of Product for use in clinical trials (including placebos and comparators), statistical analyses, and the preparation, filing and prosecution of any Marketing Approval Application for any Product, as well as all regulatory affairs related to any of the foregoing.

1.12 “Dollar” means U.S. dollars, and “$” shall be interpreted accordingly.

1.13 “EMA” means the European Medicines Agency or any successor entity thereto.

1.14 “European Union” means the European Union and its member states as of the Effective Date, which are: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxemburg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, and each of their successors to the extent such successors occupy the same territory.

1.15 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.16 “Field” means all uses, including the treatment, prevention and diagnosis of any and all human and animal diseases, disorders and conditions.

1.17 “First Commercial Sale” means, with respect to any Product in any country or jurisdiction in the Territory, the first arm’s length sale of such Product by Roivant, its Affiliates or sub-licensees to a Third Party for distribution, use or consumption in such country or jurisdiction after the Regulatory Approvals have been obtained for such Product in such country or jurisdiction.

1.18 “Force Majeure Event” means an event that is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquakes or other acts of God, or acts, omissions or delays in acting by any Government Authority.

1.19 “FTE” means one full day of work by one employee of Eisai recorded in the conduct of activities for the technology transfer contemplated in Article 3 and Exhibit C of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

1.20 “Government Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.21 “IND” means any investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigation filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.22 “Invention” shall mean any process, method, composition of matter, article of manufacture, discovery or finding, patentable or otherwise, that is invented as a result of a Party exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, agents or independent contractors, including all rights, title and interest in and to the intellectual property rights therein.

1.23 “Know-How” means any non-public information in any tangible or intangible form, including discoveries, improvements, modifications, processes, methods, protocols, formulas, data, inventions, know-how and trade secrets, patentable or otherwise.

1.24 “Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any Government Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.25 “Licensed Know-How” means all Know-How that (a) is Controlled by Eisai or its Affiliates as of the Effective Date or thereafter during the Term of this Agreement, and (b) relates to the Compound and/or Product and (c) (i) is necessary for the Development, manufacture and/or Commercialization of the Compound and/or Product, (ii) was generated and used by or on behalf of Eisai in the course of developing or manufacturing the Compound and/or Product and/or (iii) was provided by Eisai to Roivant in writing (including anything provided electronically in the data room or otherwise) in connection with Roivant’s diligence of the Compound and/or Product prior to the Effective Date.

1.26 “Licensed Patents” means (a) the patent applications and patents set forth in Exhibit B attached hereto, and (b) any and all corresponding foreign patents and patent application to the foregoing patents or patent applications, whether now existing or hereafter filed; (c) any provisionals, substitutions, divisionals, reissues, reexaminations, renewals, continuations, continuations-in-part, substitute applications, inventors’ certificates, extensions, and supplemental certificates arising from, claiming priority to, claiming priority from, or based upon, any of the foregoing patents or patent applications, and (d) any patents issuing from any of the foregoing patent applications; in each case that are related to the Compound or Product and are Controlled by Eisai or its Affiliates as of the Effective Date or thereafter during the Term.

1.27 “Licensed Technology” means the Licensed Know-How and Licensed Patents.

1.28 “MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for approval to market a Product (but excluding Pricing Approval) in any particular jurisdiction and all amendments and supplements thereto, including NDA filed with the FDA in the U.S.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

1.29 “Major Market Countries” means [***].

1.30 “MHLW” means the Ministry of Health, Labour, and Welfare in Japan, or any successor entity thereto.

1.31 “NDA” means a New Drug Application (as more fully defined in 21 CFR 314.5 et seq. or successor regulation) and all amendments and supplements thereto filed with the FDA.

1.32 “Net Sales” means, with respect to any Product, the gross amount received by Roivant, any of its Affiliates or sublicensees for sales or other dispositions of such Product, less the following deductions, each to the extent (i) reasonable, customary, and consistent with Roivant’s business practices, and (ii) actually incurred in respect of such Product and not otherwise recovered or reimbursed to the selling party, and (iii) included in the gross invoiced sales price:

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses (a)-(e) above, such item may not be deducted more than once.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

Net Sales shall not include amounts (whether actually existing or deemed to exist for purposes of calculation) for (i) the transfer of Product among Roivant and its Affiliates and sublicensees for subsequent re-sale, (ii) Product for use in clinical trials; or (iii) Product provided at or below cost as samples or for charitable purposes.

Net Sales for a Combination Product in a country shall be calculated as follows:

(i)	[***]

(ii)	[***]

(iii)	[***]

(iv)	[***]

1.33 “Patent” means all patents and patent applications, including all provisionals, substitutions, divisionals, reissues, reexaminations, renewals, continuations, continuations-in-part, substitute applications, priority applications and inventors’ certificates, extensions and supplemental certificates and any and all foreign equivalents of the foregoing.

1.34 “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.35 “Phase 3 Clinical Trial” shall mean a human clinical trial of a Product that would satisfy the requirements of 21 CFR 312.21(c) or foreign equivalent.

1.36 “Pricing Approval” means such governmental approval, agreement, determination or decision establishing prices for a Product that can be charged and/or reimbursed in regulatory jurisdictions where the applicable Governmental Authorities approve or determine the price and/or reimbursement of pharmaceutical products and where such approval or determination is necessary for the commercial sale of such Product in such jurisdictions.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

1.37 “Product” means any pharmaceutical composition or preparation containing or comprising the Compound (whether or not as the sole Active Ingredient), including, in each case, all formulations and dosage forms thereof.

1.38 “Regulatory Approval” means all approvals, including Pricing Approvals and MAAs, that are necessary for the commercial sale of a Product in a given country or regulatory jurisdiction.

1.39 “Regulatory Authority” means any applicable Government Authority responsible for granting Regulatory Approvals for Product, including the FDA, the EMA, the MHLW and any corresponding national or regional regulatory authorities.

1.40 “Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registration and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, manufacture, market, sell or otherwise Commercialize the Compound or a Product in a particular country or jurisdiction. “Regulatory Materials” includes any IND, NDA, MAA or Regulatory Approval.

1.41 “Roivant IP” means all Patents and Know-How that (a) are Controlled by Roivant or its Affiliates as of the Effective Date or during the Term of this Agreement, and (b) are used, applied, discovered, conceived, reduced to practice or generated by Roivant or its Affiliates in the Development, manufacture or Commercialization of the Compound or Product under this Agreement.

1.42 “Roivant Patents” means all Patents included in Roivant IP.

1.43 “Territory” means the world.

1.44 “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.45 “United States” or “U.S.” means the United States of America including its territories and possessions.

1.46 “Valid Claim” means, with respect to any country, a claim of an issued and unexpired Patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been cancelled, revoked, held invalid or unenforceable by a decision of a patent office or other Government Authority of competent jurisdiction from which no appeal can be taken (or from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.47 Additional Definitions. The following table identifies the location of definitions set forth in various Sections of the Agreement:

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

Definition	Section
Confidentiality Agreement	10.7
Disclosing Party	6.1(a)
Divestiture	2.4(c)(iv)
Eisai Competing Product	2.4(b)
Eisai Indemnitees	9.2
Excluded Claim	10.6(f)
Generic Product	2.4(b)
[***]	[***]
Indemnified Party	9.3
Indemnifying Party	9.3
Infringement	5.4(a)
Joint Inventions	5.1
Joint Patents	5.1
[***]	[***]
Receiving Party	6.1(a)
Roivant Competing Product	2.4(a)
Roivant Indemnitees	9.1
Royalty Term	4.3(b)
Sole Inventions	5.1
Term	7.1

1.48 Interpretation. In this Agreement, unless otherwise specified:

(a) “includes” and “including” shall mean respectively includes and including without limitation;

(b) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

(d) the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the Exhibits and attachments.

ARTICLE 2

LICENSES

2.1 License Grant. Subject to the terms and conditions of this Agreement, Eisai hereby grants to Roivant an exclusive (even as to Eisai), royalty-bearing and sublicenseable (through multiple tiers) license under the Licensed Technology to research, develop, make, have made, use, import, offer for sale, sell and otherwise Commercialize the Compound and Products in the Field in the Territory.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

2.2 Sublicense. Roivant shall have the right to grant sublicenses under the Licensed Technology; provided that (i) the terms of such sublicense shall be no less onerous than those set out in this Agreement; and (ii) Roivant shall notify Eisai the identity of any proposed sublicensee at least [***] prior to the grant of any sublicense. If Eisai has good faith concerns regarding the proposed sublicensee, Eisai shall promptly notify Roivant and the Parties shall confer and discuss in good faith regarding such concerns for up to [***] after the receipt of Eisai’s notice. Subject to Section 2.2(i), Roivant shall give good faith consideration to Eisai’s concern but shall have the ultimate discretion as to whether and on what terms to grant a sublicense to the proposed sublicensee. Roivant shall remain responsible for any obligations that have been sub-licensed to any Affiliate or sub-licensee and shall be responsible for any acts and omissions of its Affiliates and sublicensees that would constitute a breach of Roivant’s obligations under this Agreement if they were Roivant’s own acts or omissions.

2.3 No Implied Licenses; Negative Covenant. Except as expressly set forth herein, neither Party shall acquire any license or other right or interest, by implication or otherwise, under any Know-How, Patents, trademarks, copyrights, other intellectual property of the other Party. Roivant shall not, and shall not permit any of its Affiliates or sublicensees to, practice any Licensed Technology outside the scope of the license granted to it under this Agreement.

2.4 Exclusivity.

(a) Subject to Sections 2.4(c) and 2.4(d), during the Term of this Agreement with respect to any country in the Territory, Roivant shall not, directly or indirectly, either by itself or through its Affiliates or any arrangement (or series of arrangements) with a Third Party, market any pharmaceutical product that has [***] (a “Roivant Competing Product”), without the prior consent of Eisai.

(b) Subject to Section 2.4(c), during the Term of this Agreement with respect to any country in the Territory, Eisai shall not, directly or indirectly, either by itself or through its Affiliates or any arrangement (or series of arrangements) with a Third Party, market any pharmaceutical product (i) that has [***] and (ii) for the treatment, prevention or diagnosis of [***] (an “Eisai Competing Product”), without the prior consent of Roivant. Notwithstanding the foregoing, an Eisai Competing Product will not include any Generic Product for the treatment, prevention or diagnosis of respiratory disease. As used herein, “Generic Product” means, with respect to a particular mode of administration and dosage strength of a branded product, any prescription pharmaceutical product that (i) contains the same active ingredient(s) as the branded product, (ii) has the same mode of administration and dosage strength as such branded product and (iii) [***]*** [***]. During the Term of this Agreement, if Roivant is not actively researching, developing or commercializing a Product for [***] and Eisai desires to market a pharmaceutical product (other than a Generic Product) for [***], then Eisai may request [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

(c) Notwithstanding the foregoing, if a Third Party becomes an Affiliate of Roivant or Eisai after the Effective Date during the Term through merger, acquisition, consolidation or other similar transaction, and such new Affiliate, as of the effective date of such transaction, is clinically developing or marketing a Competing Product, then such new Affiliate shall have the right to continue developing such Competing Product without any restriction, and such new Affiliate may subsequently market such Competing Product in accordance with clause (i) or (ii) below, as applicable;

(i) if such transaction results in a Change of Control of such Party, then such new Affiliate shall have the right to market such Competing Product and such marketing shall not constitute a breach of such Party’s exclusivity obligations set forth above; provided that such new Affiliate markets such Competing Product independently of the activities of this Agreement and does not use any Licensed Technology in the marketing of such Competing Product; and

(ii) if such transaction does not result in a Change of Control of such Party, then such Party and its new Affiliate shall have (1) if such Competing Product was being marketed as of the effective date of such transaction, [***] from the closing date of such transaction to complete the Divestiture of such Competing Product or (2) if such Competing Product was not being marketed but was being clinically developed as of the effective date of such transaction, the longer of (A) [***] from the closing date of such transaction, and (B) [***] from the first receipt of Regulatory Approval for such Competing Product, to complete the Divestiture of such Competing Product, and its new Affiliate’s marketing of such Competing Product during the applicable period for Divestiture shall not deemed a breach of such Party’s exclusivity obligations set forth above; provided that during such applicable period for Divestiture, such new Affiliate markets such Competing Product independently of the activities of this Agreement and does not use any Licensed Technology in the marketing of such Competing Product.

(iii) As used herein, “Competing Product” means (A) with respect to Roivant, a Roivant Competing Product and (B) with respect to Eisai, an Eisai Competing Product; and “Divestiture” means the sale or transfer of rights to the Competing Product to a Third Party without receiving a continuing share of profit, royalty payment or other economic interest in the success of such Competing Product.

(d) If Roivant commercializes a pharmaceutical product [***] and [***] as a Product but [***] as such Product such pharmaceutical product shall not constitute a Roivant Competing Product and Roivant may commercialise such pharmaceutical product provided that Roivant uses Commercially Reasonable Efforts to Commercialize the Product in the Territory, and such efforts shall be at least equal to the efforts used for other pharmaceutical products commercialized by Roivant.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

ARTICLE 3

DEVELOPMENT AND COMMERCIALIZATION

3.1 General. Subject to the terms and conditions of this Agreement, as between the Parties, Roivant shall be solely responsible for the Development and Commercialization of the Compound and Product throughout the Territory, including (a) the performance of preclinical and clinical studies on the Compound and Product, (b) preparation and submission of Regulatory Materials for the Compound and Product, (c) manufacture and supply of the Compound and Product for Development and Commercial use, and (d) marketing, promotion, distribution and sale of the Product. As between the Parties, Roivant shall bear all of the costs and expenses incurred in connection with the Development and Commercialization of the Compound and Product in the Territory after the Effective Date.

3.2 Technology Transfer.

(a) Eisai shall provide Roivant with copies of (and if reasonably requested by Roivant, physical access to the originals of) the Licensed Know-How set out in Exhibit C in accordance with the timelines [***] set out in Exhibit C, provided that Roivant shall [***] in performing such activities. [***], Eisai shall provide Roivant (and Roivant shall [***]) with copies of (and if reasonably requested by Roivant, physical access to the originals of) any other documents, records (including electronic records), photographs, models and other tangible materials, in each case which: (i) are in Eisai’s possession; and (ii) relate directly to the Licensed Know-How; and (iii) are necessary or reasonably useful to use other materials provided by Eisai in clinical trials or non-clinical studies or to Manufacture the Compound and/or Product (including (a) data from Clinical Trials or preclinical testing of the Compound and/or Product, (b) filings, correspondence and meeting minutes from meetings, teleconferences and videoconferences with Regulatory Authorities regarding the Compound and/or Product, and (c) manufacturing and analytical documentation (including batch records and standard operating procedures) and material specifications).

(b) To support Roivant’s Manufacture of Compound or Product in accordance with GMP standards, [***], Eisai shall provide to Roivant, and Roivant shall [***], up to a total of [***] of technical support during normal working hours. For the avoidance of doubt, such technical support shall (unless agreed otherwise by the parties) be provided via electronic communication including, without limitation, telephone and email.

(c) Eisai shall transfer to Roivant that portion of the inventory of the Compound and Product (including raw materials, intermediary and drug substance) listed in Exhibit C and in accordance with the timelines [***] listed in Exhibit C, provided that Roivant shall [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

Eisai shall keep accurate and detailed records of such costs and shall permit Roivant to audit such records in order to verify the amounts to be reimbursed by Roivant hereunder and the terms of Section 4.7 shall apply mutatis mutandis to this audit right.

For clarity, if no English translation is available as of the Effective Date for a particular item of Licensed Know-How, Eisai shall provide such item of Licensed Know-How in the language in which it is available and shall not be obligated to arrange for its translation. For the avoidance of doubt, Eisai shall be permitted to retain the original copies of all documents, materials and embodiments transferred to Roivant pursuant to this Article 3.

3.3 Technical Assistance. After completion of the technology transfer pursuant to Section 3.2, Eisai shall use reasonable endeavours to provide Roivant with reasonable technical assistance regarding the Development or manufacture of the Compound and Product, as [***]. For the avoidance of doubt, such assistance shall (unless agreed otherwise by the parties) be provided via electronic communication including, without limitation, telephone and email.

3.4 Diligence. Roivant shall use Commercially Reasonable Efforts to Develop and Commercialize at least one (1) Product in [***].

3.5 Regulatory. During the Term, Roivant will be solely responsible for, at its own cost and expense (except as provided herein), all regulatory matters related to the Development and Commercialization of the Compound and Product in the Territory, including, without limitation, taking full responsibility for preparing and filing the relevant Regulatory Materials with the Regulatory Authorities, all pharmacovigilance requirements for any Product and/or the Compound and any recall of the Product. Roivant shall own all such Regulatory Materials. For the avoidance of doubt, the Parties acknowledge and agree that Eisai shall have no liability whatsoever in respect of any regulatory activities connected to the Compound or any Product anywhere in the Territory that occur after the Effective Date, but Eisai shall retain liability in respect of any regulatory activities connected to the Compound or any Product anywhere in the Territory that occurred prior to the Effective Date.

3.6 Manufacturing. As between the Parties, Roivant shall be solely responsible for, at its own cost and expense, all aspects of the manufacturing and supply of the Compound and Product for Development and Commercialization in the Territory.

3.7 Reporting. Roivant shall keep Eisai reasonably informed in writing as to the progress and results of its and its Affiliates’ and sublicensees’ Development and Commercialization of the Compound and/or Products under this Agreement. Within [***] after each [***] during the Term, Roivant shall provide Eisai with a reasonably detailed written report summarizing the Development and Commercialization activities for the Compound and/or Products performed in the preceding [***] period and the results thereof. The Parties acknowledge that they may subsequently agree to provide such reports on an annual basis. If, based on the report provided by Roivant, Eisai reasonably believes that further detailed discussions between the Parties are required, Eisai shall promptly notify Roivant, and the Parties shall hold a meeting at mutually agreed time to discuss the Development and Commercialization of Products, either by telephone or video conference, or if mutually agreed, face-to-face.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

3.8 Subcontractors. Roivant and its Affiliates and sublicensees shall have the right to engage subcontractors to Develop and Commercialize the Compound and Product under this Agreement, provided that any such subcontractor is bound by written obligations of confidentiality and non-use consistent with this Agreement and Roivant shall remain responsible for any obligations that have been delegated or subcontracted to any subcontractor and shall be responsible for any acts and omissions of its subcontractors that would constitute a breach of Roivant’s obligations under this Agreement if they were Roivant’s own acts or omissions.

3.9 Compliance. Roivant covenants that in performing its obligations or exercising its rights under this Agreement: (a) it shall comply with all applicable Laws, industry guidance and codes of practice; and (b) it shall not employ or engage any Person who has been debarred or disqualified by any Regulatory Authority or, to its knowledge, is the subject of debarment or disqualification proceedings by any Regulatory Authority.

ARTICLE 4

FINANCIAL PROVISIONS

4.1 Upfront Payment. Roivant shall pay to Eisai a one-time, non-refundable, non-creditable upfront payment of three million five hundred thousand Dollars ($3,500,000) within five (5) business days after the Effective Date. Eisai acknowledges that Roivant has already paid Eisai one hundred thousand Dollars ($100,000) on August 31, 2015, which amount shall be credited against the amount due under this Section 4.1.

4.2 Milestone Payments. Roivant shall pay to Eisai the one time, non-refundable, non-creditable milestone payments set forth in the table below within [***] after the first achievement of each milestone event (whether by or on behalf of Roivant, its Affiliates or sublicensees) for any Product. For clarity, each milestone set forth herein shall be payable only once, regardless of the number of times such milestone event is achieved or the number of Products that achieve such milestone event. In no event shall Roivant be obligated to pay more than a total of [***] pursuant to this Section 4.2.

	Milestone Event	Milestone Payment

1.	[***]	[	***]

2.	[***]	[	***]

3.	[***]	[	***]

4.	[***]	[	***]

5.	[***]	[	***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

4.3 Royalty Payments.

(a) Royalty Rate. Subject to the other terms of this Section 4.3, Roivant shall make quarterly non-refundable, non-creditable royalty payments to Eisai of [***] of the Net Sales of Products sold by Roivant, its Affiliates and sublicensees in the Territory.

(b) Royalty Term. Roivant’s obligation to pay royalties pursuant to this Section 4.3 shall commence upon the First Commercial Sale and shall continue, on a country-by-country and Product-by-Product basis, until the later of: (i) the expiration of the last-to-expire Valid Claim included in the Licensed Patents in such country that claims [***] of such Product; and (ii) the tenth (10th) anniversary of the First Commercial Sale of such Product in such country (the “Royalty Term”).

(c) Royalty Reductions.

(i) If a Product is generating Net Sales in a country in the Territory during the Royalty Term in such country at a time when the composition of matter, manufacture, use or sale of such Product is not covered by a Valid Claim included in the Licensed Patents in such country, then the royalty rate applicable to Net Sales of such Product in such country shall be reduced by [***] for the remainder of the Royalty Term in such country in respect of such Product.

(ii) If it is reasonably necessary for Roivant to obtain a license from a Third Party in order to be able to develop, manufacture, use or sell a Product without infringing the intellectual property rights of such Third Party, then Roivant shall have the right to deduct from the royalty payment that would otherwise have been due with respect to Net Sales of such Product an amount equal to [***] of the amount paid by Roivant to such Third Party in consideration for such license; provided however, that such reduction shall in no event reduce the royalties payable to Eisai pursuant to Section 4.3(a) by more than [***] of the amount that would otherwise have been due in the absence of such deduction. For the avoidance of doubt, where amounts paid to such Third Party in a [***] period exceed [***] of the amount that would otherwise have been due to Eisai pursuant to Section 4.3(a), Roivant shall not be permitted to make any further deduction in respect of such excess from any amount owed to Eisai under Section 4.3(a) in any subsequent [***] period or under any milestone payment pursuant to Section 4.2 in respect of the same.

(d) Royalty Reports and Payment. Within [***] after each calendar quarter, commencing with the calendar quarter during which the First Commercial Sale of a Product is made anywhere in the Territory, Roivant shall provide Eisai with a report that contains the following information for the applicable calendar quarter, on a Product-by-Product and country-by-country basis: (i) the amount of gross sales of the Product, (ii) an itemized calculation of Net Sales in the Territory showing separately each type of deduction provided for in the definition of “Net Sales,” (iii) a calculation of the royalty payment due on such sales, including the application of any reduction made in accordance with Section 4.3(c), and (iv) the exchange rate for such country. Concurrent with the delivery of the applicable quarterly report, Roivant shall pay Eisai in Dollars all royalties owed with respect to Net Sales for such calendar quarter.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

4.4 Currency; Exchange Rate. All payments to be made by Roivant to Eisai under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from Eisai. The rate of exchange to be used in computing the amount of currency equivalent in Dollars shall be made at the average of the closing exchange rates reported in The Wall Street Journal (U.S., Eastern Edition) for the first, middle and last business days of the applicable reporting period for the payment due.

4.5 Late Payments. If Eisai does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to Eisai from the due date until the date of payment at a per-annum rate of [***] above the base rate of Barclays Bank PLC or the maximum rate allowable by applicable Law, whichever is less.

4.6 Taxes.

(a) Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

(b) Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in connection with royalties, milestone payments, and other payments made by Roivant to Eisai under this Agreement. To the extent Roivant is required to deduct and withhold taxes on any payment to Eisai, Roivant shall (i) promptly notify Eisai of such requirement, (ii) pay to the relevant authorities the full amount required to be deducted or withheld, and (iii) forward to Eisai an official receipt or other evidence of such payment and other reasonable documentation evidencing such payment reasonably requested by Eisai. Eisai shall provide Roivant with any tax forms that may be reasonably necessary in order for Roivant to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Eisai shall use reasonable efforts to provide any such tax forms to Roivant at least [***] prior to the due date for any payment for which Eisai desires that Roivant apply a reduced withholding rate. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable Laws, of withholding taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of Eisai as the Party bearing such withholding tax under this Section 4.6(b).

4.7 Financial Records and Audit. Roivant shall maintain complete and accurate records in sufficient detail to permit Eisai to confirm the accuracy of royalty payments under this Agreement. Upon reasonable prior notice, such records shall be open for examination during regular business hours for a period of [***] from the termination or expiry of this Agreement, at Eisai’s expense, not more often than once each calendar year, by an independent certified public accounting firm selected by Eisai, and for the sole purpose of verifying the accuracy of the royalty reports furnished by Roivant under this Agreement or any royalty payments made, or required to be made, by Roivant under this Agreement. Any such accounting firm shall not disclose Roivant’s Confidential Information to Eisai, except to the extent such disclosure is necessary to verify the accuracy of the royalty reports furnished by Roivant or the royalty payments under this Agreement. If such audit reveals any underpayment, Roivant shall

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

pay such amount within [***] after the date of the accountant’s report, plus interest (as set forth in Section 4.5) from the original due date (unless challenged in good faith by Roivant, in which case any dispute with respect thereto shall be resolved in accordance with Section 10.6). If such audit reveals any overpayment, such amount shall be creditable against future royalty payments due under this Agreement (or promptly refunded to Roivant, if there is no future royalty payment due). Eisai shall bear the full cost of such audit unless such audit reveals an underpayment by Roivant of more than [***] of the amount actually due for the audited time period, in which case Roivant shall reimburse Eisai for the costs for such audit.

4.8 Financial Information. Upon reasonable prior notice, Eisai shall reasonably cooperate with Roivant and/or its Affiliates (including by providing, upon reasonable advance notice, an independent certified public accounting firm selected by Roivant with access to inspect Eisai’s information, books and records related to the Products during regular business hours) as Roivant may reasonably request for the sole purpose of Roivant and/or its Affiliates preparing historical and pro forma financial statements related to the Products as may be required to be included in any filing made by Roivant and/or any of its Affiliates under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation S-X. Any such accounting firm shall not disclose Eisai’s Confidential Information to Roivant, except to the extent such disclosure is necessary to prepare such historical and pro forma financial statements. Roivant will be responsible for all costs incurred by Eisai or its Affiliates in connection therewith.

ARTICLE 5

INTELLECTUAL PROPERTY RIGHTS

5.1 Ownership of Inventions. Each Party shall solely own any Inventions made solely by it and/or its Affiliates’ employees, agents, or independent contractors (“Sole Inventions”). The Parties shall jointly own any Inventions that are made jointly by employees, agents, or independent contractors of one Party and its Affiliates together with by employees, agents, or independent contractors of the other Party and its Affiliates (“Joint Inventions”). For clarity, the determination of which Party “made” a particular Invention shall be made, with respect to patentable Inventions, in accordance with the rules of inventorship under English patent laws. All Patents claiming patentable Joint Inventions shall be referred to herein as “Joint Patents.” Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party shall be entitled to practice, license, assign and otherwise exploit the Joint Inventions and Joint Patents without the duty of accounting to or seeking consent from the other Party.

5.2 Disclosure of Inventions.

(a) Each Party shall promptly disclose to the other Party all Joint Inventions, including any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing such Joint Inventions, and shall promptly respond to any reasonable request from the other Party for additional information relating to such Joint Inventions.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

(b) Promptly following the provision of the report in Section 4.3(d), Roivant shall disclose to Eisai all of Sole Inventions (including any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing such Sole Inventions) made by it and/or its Affiliates in the preceding quarter and shall promptly respond to any reasonable request from Eisai for additional information relating to such Sole Inventions.

5.3 Patent Prosecution.

(a) Licensed Patents.

(i) Eisai shall have the first right to, and shall use reasonable endeavours to, file, prosecute and maintain all Licensed Patents in the Territory, [***]. For the purpose of this Article 5, “prosecution” shall include any post-grant proceeding including patent interference proceeding, opposition proceeding and reexamination.

(ii) Eisai shall consult with Roivant and keep Roivant reasonably informed of the status of the Licensed Patents in the Territory and shall promptly provide Roivant with all material correspondence received from any Government Authority in connection therewith. In addition, Eisai shall use reasonable endeavours to provide Roivant with drafts of all proposed material filings and correspondence to any Government Authority with respect to the Licensed Patents in the Territory for Roivant’s review and comment prior to the submission of such proposed filings and correspondences. Eisai shall confer with Roivant and consider in good faith Roivant’s comments prior to submitting such filings and correspondences, but, for the avoidance of doubt, shall decide (in its absolute discretion) whether to adopt any of Roivant’s comments.

(iii) Eisai shall notify Roivant of any decision to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Licensed Patents in the Territory at least [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed Patent. [***] If Eisai makes such a decision to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Licensed Patents in the Territory, Eisai shall permit Roivant, at its discretion [***], to continue prosecution or maintenance of such Licensed Patent. Roivant’s prosecution or maintenance of such Licensed Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such Licensed Patent other than those expressly set forth in this Section 5.3(a)(iii).

(b) Joint Patents.

(i) Roivant shall have the first right in its sole discretion to file, prosecute and maintain any Joint Patents in the Territory, [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

(ii) Roivant shall consult with Eisai and keep Eisai reasonably informed of the status of the Joint Patents in the Territory and shall promptly provide Eisai with material correspondences received from patent authorities in connection therewith. In addition, Roivant shall promptly provide Eisai with drafts of all proposed material filings and correspondences to the patent authorities with respect to the Joint Patents in the Territory for Eisai’s review and comment prior to the submission of such proposed filings and correspondences. Roivant shall confer with Eisai and consider in good faith Eisai’s comments prior to submitting such filings and correspondences.

(iii) Roivant shall notify Eisai of any decision to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Joint Patents in the Territory at least [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Joint Patent. If Roivant makes such a decision to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Joint Patents in the Territory, Roivant shall permit Eisai, at its discretion [***], to continue prosecution or maintenance of such Joint Patent. Eisai’s prosecution or maintenance of such Joint Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such Joint Patent other than as expressly set forth in this Section 5.3(b)(iii).

(c) Roivant Patents. Roivant shall have the sole right to file, prosecute and maintain the Roivant Patents in the Territory, [***].

(d) Cooperation in Prosecution. Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts provided above in this Section 5.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

5.4 Patent Enforcement.

(a) Notification. Each Party shall promptly notify the other party if it becomes aware of any alleged or threatened infringement by a Third Party of any of the Licensed Patents (“Infringement”).

(b) Enforcement Right. Roivant shall have the first right to bring and control any legal action in connection with any Infringement in the Territory at its own expense and as it reasonably determines appropriate. If Roivant decides not to enforce the Licensed Patents against such Infringement or does not bring such legal action or otherwise take commercially reasonable action to abate such Infringement before the earlier of: (i) [***] after the notice provided pursuant to Section 5.4(a), or (ii) [***] before the time limit (if any) set forth in applicable Law for the filing of such legal action (provided that notice of infringement has been provided pursuant to Section 5.4(a) prior to such time limit), then Eisai shall have the right to bring and control any legal action in connection with such Infringement in the Territory at its own expense as it reasonably determines appropriate.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

(c) Cooperation. At the request and expense of the Party bringing the action under Section 5.4(b) above, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a plaintiff party to the action if required by applicable Law to pursue such action. In connection with any such proceeding, the enforcing Party shall keep the other Party reasonably informed of the status and progress of such enforcement action, and shall reasonably consider the other Party’s comment on any such efforts. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party.

(d) Expense and Recoveries. The enforcing Party shall be solely responsible for the cost and expenses incurred in connection with the enforcement action under Section 5.4(b). If such Party recovers monetary damages from any Third Party in such enforcement action brought against an Infringement, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such enforcement action, and any remaining amounts shall be [***].

ARTICLE 6

CONFIDENTIALITY; PUBLICATION

6.1 Duty of Confidence. Subject to the other provisions of this Article 6:

(a) all Confidential Information disclosed by a Party (the “Disclosing Party”) or its Affiliates under this Agreement shall be maintained in confidence and otherwise safeguarded by the recipient Party (the “Receiving Party”), in the same manner and with the same protection as such Receiving Party maintains its own confidential information;

(b) the Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement;

(c) the Receiving Party may disclose Confidential Information of the other Party to: (i) its Affiliates and sublicensees; and (ii) employees, directors, agents, contractors, consultants and advisers of the Receiving Party and its Affiliates and sublicensees, (iii) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to such Party, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound to maintain the confidentiality of, and non-use obligations in respect of, the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement; and

(d) the Receiving Party may disclose Confidential Information of the other Party to actual or potential investors, acquirers, collaborators, licensees, sublicensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, collaboration or licensing or sublicensing arrangement in connection with the Receiving Party; provided that such Persons are bound to maintain the confidentiality of, and non-use obligations in respect of, the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement, provided that the duration may be shorter if consistent with applicable industry norms but in any event shall not be shorter than a period of [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

6.2 Exceptions. The foregoing obligations in Article 6.1 shall not apply to the extent that the Receiving Party can demonstrate that such Confidential Information:

(a) is known by the Receiving Party at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records;

(b) is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;

(c) is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or

(d) is developed by the Receiving Party independently and without use of, or reference to, any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

6.3 Authorized Disclosures. Notwithstanding the obligations set forth in Sections 6.1 and 6.5, a Party may disclose the other Party’s Confidential Information to the extent such disclosure is required by Law, judicial or administrative process, provided that in such event the Receiving Party shall promptly inform the Disclosing Party of such required disclosure and provide the Disclosing Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed pursuant to this Section 6.3 shall remain otherwise subject to the confidentiality and non-use provisions of this Article 6, and the Receiving Party disclosing Confidential Information pursuant to Law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information.

6.4 Data Publication. Eisai shall not publish nor otherwise publicly disclose any data or results regarding any Compound or Product without the prior written consent of Roivant, provided that with respect to the proposed eight articles on Exhibit D listed as in process but not yet published on or prior to the Effective Date, Roivant shall have the right to (a) review each not less than [***] prior to intended submission for publication, or if such date has passed as of the Effective Date, within [***] after the Effective Date, and (b) comment on each article prior to its submission. If Roivant wishes to publish peer reviewed manuscripts disclosing the results of studies carried out under this Agreement provided that such publication does not disclose any of Eisai’s Confidential Information, it shall provide Eisai with the opportunity to review and

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

comment on any proposed publication which relates to the Product at least [***] prior to its intended submission for publication. Roivant shall: (i) consider in good faith any comments thereto provided by Eisai within such [***] period; and (ii) remove any Confidential Information of Eisai identified by Eisai as part of its review.

6.5 Security Exchange Disclosures. Subject to Section 6.3 above, neither Party shall disclose the terms of this Agreement without the prior written consent of the other Party (which shall not to be unreasonably withheld or delayed) except as may be required by applicable Law in accordance with the requirements of this Section 6.5. A Party may disclose the terms of this Agreement in securities filings with the Securities Exchange Commission (or equivalent foreign agency) to the extent required by applicable Law after complying with the procedure set forth in this Section 6.5. In such event, the Party seeking such disclosure shall prepare a draft confidential treatment request and redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than [***] after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by applicable Law. The Party seeking such disclosure shall exercise reasonable endeavours to obtain confidential treatment of the Agreement from the Securities Exchange Commission (or equivalent foreign agency) as represented by the redacted version reviewed by the other Party.

6.6 Press Release and Use of Names. Each Party may make a public announcement concerning the entry into this Agreement in the form set forth in Exhibit E. Each Party shall have the right to use the other Party’s name and logo in presentations, the company’s website, collateral materials, corporate overviews and other public disclosures contemplated by Sections 6.3 and 6.5, in each case only to describe the licensing relationship. Any other use by a Party of the other Party’s name and logo shall be subject to such other Party’s prior written consent.

ARTICLE 7

TERM AND TERMINATION

7.1 Term. The term of this Agreement shall commence upon the Effective Date and, unless earlier terminated pursuant to this Article 7, shall remain in effect, on a Product-byProduct and country-by-country basis, until the expiration of the Royalty Term for such Product in such country (the “Term”). Upon the expiration (but not earlier termination) of the Royalty Term for a particular Product in a particular country and provided that all outstanding amounts under Article 4 have been paid by Roivant, the license granted by Eisai to Roivant under Section 2.1 for such Product in such country shall continue and become fully-paid, royalty-free, perpetual and irrevocable.

7.2 Termination.

(a) Termination for Material Breach. If either Party believes that the other is in breach of its material obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party, and the allegedly breaching Party shall have [***]***

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

[***] from such notice to dispute or cure such breach. If the allegedly breaching Party fails to cure, or fails to dispute, that breach within such time period, then the Party originally delivering the notice of breach may terminate this Agreement effective on written notice of termination to the other Party.

(b) Termination by Roivant with Eisai’s Consent. In addition, Roivant may also terminate this Agreement with the prior written consent of Eisai (acting in its sole discretion), but such consent not to be withheld or delayed if Roivant wishes to terminate on account of demonstrable safety or efficacy concerns in respect of the Product or Compound.

(c) Termination by Roivant for Convenience. At any time, Roivant may terminate this Agreement by providing written notice of termination to Eisai, which notice includes an effective date of termination at least [***] after the date of the notice.

(d) Termination for Insolvency. Either Party may immediately terminate this Agreement at any time upon written notice to the other Party if the other Party: (i) admits in writing that is it unable to pay its debts when due or (being a company) is deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986; (ii) a petition is filed, a resolution is passed, or an order is made, for or in connection with the winding-up of such Party other than for the sole purpose of a scheme for a solvent amalgamation of such Party with one or more other companies or the solvent reconstruction of that Party, if not dismissed, bonded or stayed within [***], to the extent applicable; or (iii) an application is made to court, or an order is made, for the appointment of an administrator, or if an administrator is appointed over such Party, if not dismissed, bonded or stayed within [***], to the extent applicable; or (iv) any event occurs, or proceeding is taken, with respect to the Party in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in this Section 7.2(d).

7.3 Effect of Termination. Upon the termination of this Agreement for any reason:

(a) the licenses granted by Eisai to Roivant under the Licensed Technology shall terminate;

(b) all amounts outstanding at the date of termination shall immediately be due and payable to Eisai by Roivant; and

(c) each Party shall promptly return or (at the other Party’s election) destroy and irretrievably erase all embodiments of the other Party’s Confidential Information which are in its power, possession, custody or control; provided, that each Party may retain one copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder or for archival purposes and shall continue to comply with the terms of Article 6 in respect of the same.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

In addition:

(d) Termination under Section 7.2(a). If this Agreement is terminated by Eisai for Roivant’s uncured material breach under Section 7.2(a), and such breach did not arise directly or indirectly from any act or omission of a particular sublicensee of Roivant, then Eisai shall [***].

(e) Termination under Section 7.2(b). If this Agreement is terminated by Roivant with Eisai’s consent under Section 7.2(b), then the Parties shall [***].

(f) Termination under Section 7.2(c). If this Agreement is terminated by Roivant at will under Section 7.2(c), then Roivant shall: [***].

7.4 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the provisions of [***] shall survive the expiration or termination of this Agreement and the provisions of [***] shall survive the expiration or termination of this Agreement for any reason other than a termination pursuant to Section 7.2(c).

7.5 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1 Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a) it has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder; and

(b) this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

8.2 Representations and Warranties by Eisai. Eisai represents and warrants to Roivant as of the Effective Date that:

(a) Title; Encumbrances. Eisai solely owns the entire right, title and interest in and to the Licensed Technology, free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreement, encumbrances, charges or claim of any kind, and it has the right to grant the licenses to Roivant as purported to be granted pursuant to this Agreement, and Eisai has not previously granted any license or rights under the Licensed Technology that is inconsistent with the license granted to Roivant hereunder;

(b) Notice of Infringement. In the [***] prior to the Effective Date, Eisai has not received any written notice from any Third Party asserting or alleging that any research or development of any Compound or Product by or on behalf of Eisai prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party; and to Eisai’s knowledge, the Development, manufacture and Commercialization of the Compound and Product can be carried out in the manner reasonably contemplated as of the Effective Date without infringing any intellectual property rights of a Third Party;

(c) No Debarment. In the course of developing the Compound and Product before the Effective Date, Eisai has not used any employee, consultant or contractor who (i) has been debarred by any Regulatory Authority in the United States, the European Union or Japan, (ii) to Eisai’s knowledge, has been debarred by any Regulatory Authority outside the United States, the European Union and Japan or (iii) to Eisai’s knowledge, is the subject of a debarment proceeding by any Regulatory Authority.

(d) No Proceeding. There are no pending, and to Eisai’s knowledge, no threatened, adverse actions, suits, claims, interferences or formal governmental investigations involving the Compound, Product and/or the Licensed Technology by or against Eisai or any of its Affiliates in or before any Government Authority;

(e) Licensed Patents. (i) Exhibit B includes all Patents that are owned by or licensed to Eisai or its Affiliates as of the Effective Date and are reasonably necessary for, or were generated or used by or on behalf of Eisai with respect to, the research, development, manufacture, use, and/or Commercialization of the Compound and/or Product; (ii) none of the Licensed Patents are subject to any pending, or to Eisai’s knowledge, threatened, re-examination, opposition, interference or litigation proceedings; and (iii) to Eisai’s knowledge, there are no acts or omissions of Eisai that would (A) constitute inequitable conduct, fraud or misrepresentation with respect to any Licensed Patents, or (B) render any Licensed Patents invalid or unenforceable in whole or in part; and

(f) Inventory. All information provided by Eisai with respect to the inventory of Compound and Product is complete and accurate. All of the GMP materials provided under Section 3.2(d) have been manufactured, handled and stored in accordance with all applicable Laws, including the current Good Manufacturing Practice set forth in 21 C.F.R. Parts 11, 210 and 211.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

8.3 Full Disclosure. To Eisai’s knowledge after due inquiry at the Effective Date, Eisai has disclosed to Roivant and made available to Roivant for review all material non-clinical and clinical reports for the Compound and Product, and all other material information (including relevant correspondence with Regulatory Authorities) relating to the Compound and Product that would be material for Roivant to assess the safety and efficacy of the Compound and Product.

8.4 Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 8, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF ROIVANT OR EISAI; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. IN PARTICULAR, EISAI DOES NOT MAKE ANY REPRESENTATION OR EXTEND ANY WARRANTIES OF ANY KIND THAT THE TECHNOLOGY TRANSFER CONTEMPLATED HEREIN WILL ENABLE ROIVANT OR ITS AFFILIATES, SUB-LICENSEES OR SUB-CONTRACTORS TO MANUFACTURE THE COMPOUND OR ANY PRODUCT SUCCESSFULLY.

ARTICLE 9

INDEMNIFICATION; LIABILITY

9.1 Indemnification by Eisai. Eisai shall indemnify and hold Roivant, its Affiliates and their respective officers, directors, agents and employees (“Roivant Indemnitees”) harmless from and against any Claims against them arising or resulting from: (a) the negligence or willful misconduct of any of the Eisai Indemnitees; (b) the breach of this Agreement by Eisai, including any warranties or representations made by Eisai to Roivant under this Agreement; or (c) the development, manufacture or Commercialization of the Compound and/or Product by or on behalf of Eisai or any of its Affiliates or licensees prior to the Effective Date; except in each case, to the extent such Claims result from the activities set forth in Section 9.2 for which Roivant is obligated to indemnify Eisai Indemnitees.

9.2 Indemnification by Roivant. Roivant shall indemnify and hold Eisai, its Affiliates and their respective trustees, officers, directors, agents and employees (“Eisai Indemnitees”) harmless from and against any Claims against them arising or resulting from: (a) the negligence or willful misconduct of any of the Roivant Indemnitees; (b) the breach of this Agreement by Roivant, including any warranties or representations made by Roivant to Eisai under this Agreement; or (c) the Development, manufacture or Commercialization of the Compound and/or Product by or on behalf of Roivant or any of its Affiliates or sublicensees after the Effective Date; except in each case, to the extent such Claims result from the activities set forth in Section 9.1 for which Eisai is obligated to indemnify Roivant Indemnitees.

9.3 Indemnification Procedure. If either Party is seeking indemnification under Sections 9.1 or 9.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the Claim. The Indemnifying Party shall have the right to assume the defense of any such Claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Claim that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 9.1 or 9.2 to any Claim, pending resolution of the dispute pursuant to Section 10.6, the Parties may conduct separate defenses of such Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 9.1 or 9.2 upon resolution of the underlying Claim.

9.4 Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 9. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

9.5 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES (INCLUDING CONSEQUENTIAL OR INCIDENTAL LOSS OF PROFIT, LOSS OF OPPORTUNITY OR LOSS OF USE) ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 9.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 9.1 OR 9.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 6.

ARTICLE 10

GENERAL PROVISIONS

10.1 Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by a Force Majeure Event. The affected Party shall notify the other Party in writing of such Force Majeure Event as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such Force Majeure Event.

10.2 Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred in whole or part, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder: (i) in whole or in part to an Affiliate of such Party, or (ii) in whole to its successor in interest to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or other transaction. Any attempted assignment not in accordance with this Section 10.2 shall be null and void and of no legal effect. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

10.3 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

10.4 Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Roivant, to:

Roivant Sciences Ltd.

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

[***]

with copies to:

Roivant Sciences, Inc.

320 West 37th Street, 5th Floor

New York, New York 10018

U.S.A.

[***]

and

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

[***]

If to Eisai, to:

Eisai Co., Ltd

Koishikawa 4-6-10

Bunkyo-ku, Tokyo, 112-8088

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

[***]

with a copy to:

Eisai Co., Ltd

Koishikawa 4-6-10

Bunkyo-ku, Tokyo, 112-8088

[***]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered, if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch, if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

10.5 Governing Law. This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales without reference to any rules of conflict of laws that would require the application of the laws of a different jurisdiction.

10.6 Dispute Resolution. If any dispute, controversy or claim arises between the Parties in relation to this Agreement or the breach thereof the Parties shall follow the following procedures in an attempt to resolve such dispute, controversy or claim:

(a) the Party claiming that such a dispute exists shall give notice in writing (“Notice of Dispute”) to the other Party of the nature of the dispute;

(b) within [***] of receipt of a Notice of Dispute, the [***] of Roivant and the [***] [***] of Eisai shall meet in person or by teleconference and exchange written summaries reflecting, in reasonable detail, the nature and extent of the dispute, and at this meeting they shall use their reasonable endeavours to resolve the dispute;

(c) If the [***] of Roivant and the [***] of Eisai are unable to resolve the dispute during the meeting described in (b) above or if for any reason such meeting does not take place within the period specified in (b) above, then the dispute will be referred to the Chief Executive Officer of Roivant and the Representative Corporate Officer of Eisai who shall meet to discuss and seek to resolve the issue;

(d) If, within a further period of [***], or if in any event within [***] of initial receipt of the Notice of Dispute, whichever is shorter, the dispute has not been resolved, or if, for any reason, the meeting of the Chief Executive Officer of Roivant and the Representative Corporate Officer of Eisai described in (c) above has not been held within [***] of initial receipt of the Notice of Dispute, then the Parties agree that either Party may initiate binding arbitration proceedings to resolve the dispute, unless such dispute relates-to an Excluded Claim; and

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

(e) the relevant parties shall submit their dispute to binding arbitration administered by the [***] (“[***]”) pursuant to its arbitrations rules then in effect, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. Each Party hereby expressly and irrevocably waives the right to trial by jury in any event.

(f) The arbitration shall be conducted by a panel of three arbitrators qualified in English Law and having substantial experience regarding the issues in dispute and the pharmaceutical business: within [***] after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within [***] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by [***]. The arbitrators may permit discovery (including depositions) as they deem appropriate in the circumstances of the dispute provided that the extent and scope shall be proportionate in terms of time and cost. The arbitrators shall have no power to award punitive, special, incidental or consequential damages. The arbitrator’s decision and award shall be final and binding upon all Parties. The place of arbitration shall be London, United Kingdom, and all proceedings and communications shall be in English.

(g) Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(h) Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations under the laws of England and Wales.

(i) The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

(j) As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright; or (b) any antitrust, anti monopoly or competition law or regulation.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

10.7 Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter hereof are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto. The Parties agree, effective as of the Effective Date, that (a) the Mutual Non-Disclosure Agreement between the Parties dated as of July 23, 2015, as amended (the “Confidentiality Agreement”), shall be terminated, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreement shall after the Effective Date be subject to the confidentiality and non-use provisions of this Agreement; and (b) (i) [***[***]***].

10.8 Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

10.9 Independent Contractors. It is expressly agreed that Eisai and Roivant shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Eisai nor Roivant shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

10.10 Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

10.11 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

10.12 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

10.13 Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day then such notice or other action or omission shall- be- deemed to- be required to be taken on the next occurring business day.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION	Confidential

10.14 Translations. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. Except as specifically allowed pursuant to Section 3.2, all communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

10.15 Counterparts. This Agreement may be executed in two or more counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this License Agreement to be executed by their duly authorized representatives as of the Effective Date.

Roivant Sciences Ltd.		Eisai Co., Ltd.

By:	[***]	By:	[***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

[***] = FIVE PAGES OF CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 CFR 230.406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

LIST OF EXHIBITS

Exhibit A:	Chemical Structure of the Compound
Exhibit B:	Licensed Patents
Exhibit C:	Technology Transfer List
Exhibit D:	Publications In Process
Exhibit E:	Press Release

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit A

Chemical Structure of the Compound

Chemical Names

IUPAC:	Methyl 4-[({3-[6,7-dimethoxy-2-(methylamino)quinazolin-4-yl]phenyl}amino)carbonyl]benzoate

Chemical Abstracts Service (CAS) name:	Benzoic acid, 4-[[[3-[6,7-dimethoxy-2-(methylamino)-4- quinazolinyl]phenyl]amino]carbony1]-, methyl ester

CAS Registry Number:	947620-48-6

Development Code:	E6005

Laboratory Code:	[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit B

Licensed Patents

[***]

[***] = FIVE PAGES OF CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 CFR 230.406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit C

Technology Transfer List

[***]

[***] = NINE PAGES OF CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 CFR 230.406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit D

Publications In Process

[***]

[***] = TWO PAGES OF CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 CFR 230.406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit E

Press Release

November XX, 2015

Eisai Co., Ltd.

EISAI LICENSES SELECTIVE PHOSPHODIESTERASE 4 INHIBITOR

E6005 TO ROIVANT SCIENCES

Eisai Co., Ltd. (Headquarters: Tokyo, CEO: Haruo Naito, “Eisai”) announced today that it has entered into an agreement to license its in-house discovered selective phosphodiesterase 4 (PDE4) inhibitor E6005 to Roivant Sciences Ltd. (“Roivant”).

Under the agreement, Eisai will grant Roivant an exclusive worldwide license (including Japan) concerning the research, development, manufacture and marketing of E6005. Currently, E6005 is at the Phase II clinical trial stage for atopic dermatitis in Japan, and Roivant will conduct research and development. Furthermore, according to the agreement, Eisai will receive a one-time upfront payment from Roivant, and will also receive milestone payments in line with future development progress as well as specified royalty payments after market launch.

Discovered in-house by Eisai’s Tsukuba Research Institute, E6005 is a selective PDE4 inhibitor. It is known that PDE4 is an enzyme that degrades the second messenger cyclic AMP (cAMP). PDE4 is involved in inflammation and the immune response. In non-clinical and clinical studies conducted to date by Eisai, E6005 exhibits anti-inflammatory effects and suggests suppression of itching relating to atopic dermatitis by selectively inhibiting PDE4. As it is known that the interaction between itching and inflammation leads to worsening and the chronic state of atopic dermatitis, E6005 has the potential to become a new treatment option for atopic dermatitis with its effect on both reducing inflammation and suppressing itching.

Roivant Sciences Ltd. is a pharmaceutical company with a unique business model of strategically acquiring businesses and pipeline products from other companies. Eisai positions oncology and neurology as its key therapeutic areas, and focuses investment of research and development resources accordingly. By licensing E6005, which will be known as RVT-501 going forward, to Roivant, Eisai aims to maximize the value of the compound as well as accelerate its development in order to contribute to the treatment of patients with inflammatory/autoimmune diseases starting with atopic dermatitis as soon as possible.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Media Inquiries:

Public Relations Department,

Eisai Co., Ltd.

+81-(0)3-3817-5120

[Notes to editors]

1.	About E6005 (Roivant development code: RVT-501)

E6005 (RVT-501) is a selective phosphodiesterase 4 inhibitor discovered in-house by Eisai. Distributed in many cells involved in inflammation and immune response, PDE4 is an enzyme that influences the transmission of inflammation signals by degrading the intracellular signaling molecule cyclic AMP. It is reported that exacerbation of PDE4 activity leads to increased production of inflammatory mediators, making the condition worse and chronic in nature, and at atopic dermatitis lesion sites, exacerbation of PDE4 activity can be observed.

In non-clinical and clinical studies conducted by Eisai, E6005 exhibits anti-inflammatory effects and suggests suppression of itching relating to atopic dermatitis by selectively inhibiting PDE4 Currently, E6005 is at the Phase II stage of clinical trials as a transdermal PDE4 inhibitor for adults and pediatric patients with atopic dermatitis, and with its effect on both reducing inflammation and suppressing itching, E6005 has the potential to become a new treatment option for atopic dermatitis.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.